                                                                    Exhibit 3.2

                              SL GREEN REALTY CORP.

                             ARTICLES SUPPLEMENTARY

                     ESTABLISHING AND FIXING THE RIGHTS AND
              PREFERENCES OF A SERIES OF SHARES OF PREFERRED STOCK


     SL Green Realty Corp., a Maryland corporation (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Under a power contained in Article VI of the Company's Articles of Incorporation, as heretofore amended (which, as hereafter restated or amended from time to time, are together with these Articles Supplementary herein called the "Charter") the Board of Directors (the "Board"), by resolutions duly adopted on May __, 1998, classified and designated 4,600,000 shares of the Preferred Stock of the Corporation as ___% Series A Convertible, Cumulative Preferred Stock, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the shares of such series of Preferred Stock, which upon any restatement of the Charter shall be included as part of Article VI of the Charter, as follows:

(1) Designation and Number. A series of Preferred Stock of the Corporation, designated the "___% Series A Convertible, Cumulative Preferred Stock" (the "Series A Preferred"), is hereby established. The par value of the Series A Preferred Stock is $.01 per share, which is not a change in the par value of the Preferred Stock as set forth in the Charter. The number of shares of Series A Preferred Stock shall be 4,600,000.

(2) Rank. The Series A Preferred shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, rank (a) senior to all classes or series of Common Stock of the Corporation ("Common Stock") and to all equity securities issued by the Corporation the terms of which provide that such equity securities shall rank junior to such Series A Preferred; (b) on a parity with all equity securities issued by the Corporation other than those referred to in clauses (a) and (c); and (c) junior to all equity securities issued by the Corporation which rank senior to the Series A Preferred in accordance with Section 6(d). The term "equity securities" shall not include convertible debt securities.

(3) Distributions.

     (a) Holders of shares of Series A Preferred shall be entitled to receive, when and as authorized by the Board, out of funds legally available for the payment of distributions, cumulative quarterly preferential cash distributions equal to the greater of (i) ___% of the $25.00 liquidation preference per share per annum (equivalent to a fixed annual amount of $___ per share) payable in equal amounts of $_______ per share of Series A Preferred quarterly or (ii) the cash dividends paid or payable (determined on each of the Distribution Payment Dates referred to below) on a number of shares of Common Stock equal to the number of shares of Common Stock (or portion thereof) into which, a share of Series A Preferred is convertible. Distributions shall be cumulative from the date of original issue and shall be payable quarterly in equal amounts in arrears on the fifteenth day of each January, April, July and October or, if not a business day, the next succeeding business day, beginning July 15, 1998 (each, a "Distribution Payment Date"). Any distribution (including the initial distribution) payable on the Series A Preferred for any partial distribution period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions shall be payable to holders of record as they appear in the stock transfer records of the Corporation at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or such other date designated by the Board for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").

     (b) No distribution on the Series A Preferred shall be authorized by the Board or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof, or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred which may be in arrears.

     Notwithstanding the foregoing, distributions on the Series A Preferred shall accumulate whether or not any of the foregoing restrictions exist, whether or not there are funds legally available for the payment thereof and whether or not such distributions are authorized. Accumulated but unpaid distributions on the Series A Preferred shall not bear interest and holders of the Series A Preferred shall not be entitled to any distributions in excess of full cumulative distributions. Any distribution payment made on the Series A Preferred shall first be credited against the earliest accumulated but unpaid distribution due with respect to such shares which remains payable.

     (c) Except as provided in subsection 3(d) herein, unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred for all past distribution periods and the then current distribution period, if any Series A Preferred are outstanding, no distributions (other than in Common Stock or other equity securities of the Corporation ranking junior to the Series A Preferred as to distributions and upon liquidation, dissolution or winding up of the Corporation) shall be declared or paid or set apart for payment nor shall any other distribution be declared or made on any equity securities of the Corporation ranking, as to distributions or upon liquidation, dissolution or winding up of the Corporation, on a parity with or junior to the Series A Preferred for any period, nor shall any Common Stock, or any other equity securities of the Corporation ranking junior to or on a parity with the Series A Preferred as to distributions or upon liquidation, dissolution or winding up of the Corporation, be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Corporation (except (i) by conversion into or exchange for other equity securities of the Corporation ranking junior to the Series A Preferred as to distributions and upon liquidation, dissolution or winding up of the Corporation or (ii) redemptions for the purpose of presently the Corporation's status as

                                       2
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a real estate investment trust (a "REIT") under the Internal Revenue Code of
1986, as amended (the "Code").

     (d) When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred and other equity securities ranking on a parity as to distributions with the Series A Preferred, all distributions declared upon the Series A Preferred and any other equity securities ranking on a parity as to distributions with the Series A Preferred shall be declared pro rata so that the amount of distributions declared per share of Series A Preferred and such other equity securities shall in all cases bear to each other the same ratio that accumulated distributions per share on the Series A Preferred and such other equity securities (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such equity securities do not have a cumulative distribution) bear to each other.

     (e) Holders of Series A Preferred shall not be entitled to any distribution, whether payable in cash, property or shares, in excess of full cumulative distributions on the Series A Preferred as described above. Accumulated but unpaid distributions on the Series A Preferred will accumulate as of the Distribution Payment Date on which they first become payable.

(4) Liquidation Preference.

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders remaining after payment or provisions for payment of all debts and other liabilities of the Corporation liquidating distributions, in cash or property at its fair market value as determined by the Board, in the amount of a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid distributions to the date of payment, before any distribution of assets is made to holders of Common Stock or any other equity securities or the Corporation that rank junior to the Series A Preferred as to distribution of assets upon the liquidation, dissolution or winding up of the Corporation.

     (b) If upon any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the available assets of the Corporation are insufficient to make such full payment to holders of the Series A Preferred and the corresponding amounts payable on all shares of other classes or series of equity securities of the Corporation ranking on a parity with the Series A Preferred as to distribution of assets upon the liquidation, dissolution or winding up of the Corporation, then the holders of the Series A Preferred and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.


     (c) Written notice of any such liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 or more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.

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     (d) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred shall have no right or claim to any of the remaining assets of the Corporation.

     (e) None of a consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory stock exchange by the Corporation or a sale, lease or conveyance of all or substantially all of the Corporation's property or business shall be considered a liquidation, dissolution or winding up of the Corporation.

     (f) The liquidation preference of the outstanding shares of Series A Preferred will not be added to the liabilities of the Corporation for the purpose of determining whether under the Maryland General Corporation Law a distribution may be made to stockholders of the Corporation whose preferential rights upon dissolution of the Corporation are junior to those of holders of Series A Preferred.

(5) Redemption.

     (a) Cash Redemption Right. Shares of Series A Preferred are not redeemable prior to July 15, 2003. To ensure that the Corporation remains a qualified REIT for federal income tax purposes, however, the Series A Preferred shall be subject to the provisions of Article, VII of the Charter pursuant to which Series A Preferred owned by a shareholder in excess of the Ownership Limit (as defined in Article VII of the Charter, and as modified by subparagraph 9 hereof) shall automatically be transferred to a Charitable Trust (as defined in Article VII of the Charter) and the Corporation shall have the right to purchase such shares, as provided in Article VII of the Charter. On and after July 15, 2003, the Corporation, at its option, upon giving notice as provided below, may redeem the Series A Preferred, in whole or from time to time in part, at the following redemption prices per share of Series A Preferred if redeemed during the twelve-month period beginning July 15 of the applicable year indicated below, plus, in each case, all distributions accumulated and unpaid on such Series A Preferred to the date of such redemption (the "Cash Redemption Right"):


                                                              Redemption Price
          Year                                                Per Share of
                                                              Series A Preferred

          2003........................................        ________
          2004........................................        ________
          2005........................................        ________
          2006........................................        ________
          2007 and thereafter ........................        $25.0000

     (b) Stock Redemption Right. In addition to the Cash Redemption Right set forth in (a) above, on and after July 15, 2003, shares of Series A Preferred shall be redeemable by the

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

Corporation, in whole or in part, at the option of the Corporation, for such number of shares of Common Stock as equals the liquidation preference of the Series A Preferred to be redeemed divided by the Conversion Price (defined in subsection 7(a) herein) as of the opening of business on the date set for such redemption (equivalent initially to a conversion rate of ______ shares of Common Stock per Series A Preferred (the "Stock Redemption Right")). The Corporation may exercise the Stock Redemption Right only if for 20 Trading Days (as defined in Section 9 herein) within any period of 30 consecutive Trading Days, including the last day of such period, the closing price of the Common Stock on the New York Stock Exchange exceeds $___ per share, subject to adjustment, under the circumstances described in Section 7 herein, with respect to the Conversion Price. To exercise the Stock Redemption Right, the Corporation shall issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions described in the preceding sentences have, from time to time, been met (the "Press Release"), but shall not issue a Press Release prior to May 15, 2002. The Press Release shall announce the redemption and set forth the number of shares of Series A Preferred that the Corporation intends to redeem. The redemption date (which may not be before July 15, 2003) shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than 30 days or more than 60 days after the date on which the Corporation issues the Press Release. Any date fixed for redemption pursuant to this Section 5 is referred to herein as a "Redemption Date."

(c) Limitations on Redemption.

     (i) The Corporation may exercise the Cash Redemption Right provided that the redemption price (other than the portion thereof consisting of accumulated and unpaid distributions) is payable solely out of the sale proceeds of other equity securities of the Corporation, and from no other source. For purposes of the preceding sentence, "equity securities" means any equity securities (including Common Stock and Preferred Stock (as defined in the Charter)), shares, interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

     (ii) If fewer than all of the outstanding shares of Series A Preferred are to be redeemed or exchanged pursuant to the Cash Redemption Right or the Share Redemption Right, the shares to be redeemed shall be determined pro rata or by lot or in such other manner as prescribed by the Board. If such redemption is to be by lot and, as a result of such redemption, any holder of shares of Series A Preferred own, or be deemed by virtue of the attribution provisions of the Code to own, in excess of 20% of the issued and outstanding shares of Series A Preferred or 9.0% in value of all outstanding equity securities of the Corporation, as the case may be, because such holder's shares of Series A Preferred were not redeemed, or were only redeemed in part, then, except as otherwise provided in the Charter, the Corporation will redeem the requisite number of shares of Series A Preferred of such holder such that he will not hold in excess of the Ownership Limit subsequent to such redemption.

     (iii) Notwithstanding anything to the contrary contained herein, unless full cumulative distributions on all shares of Series A Preferred shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the current distribution period,

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no shares of Series A Preferred shall be redeemed unless all outstanding shares of Series A Preferred are simultaneously redeemed or exchanged; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Series A Preferred pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred. In addition, unless full cumulative distributions on all outstanding shares of Series A Preferred have been or contemporaneously are declared and paid or declared a and a sum sufficient for the payment thereof set apart for payment for all past distributions periods and the then current distribution period, the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred or any equity securities of the Corporation ranking junior to or on a parity with the Series A Preferred as to distributions or upon liquidation, dissolution or winding up of the Corporation (except by conversion into or exchange for equity securities of the Corporation ranking junior to the Series A Preferred as to distributions and upon liquidation, dissolution or winding up of the Corporation).

     (iv) The foregoing provisions of subsections 5(c)(i)-(iii) shall not prevent the purchase by the Corporation of Series A Preferred pursuant to
Article VII of the Charter or otherwise in order to ensure that the Trust remains qualified as a REIT for federal income tax purposes.

     (v) Immediately prior to any redemption of shares of Series A Preferred, the Corporation shall pay, in cash, any accumulated and unpaid distributions through the Redemption Date, unless such Redemption Date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares on or prior to such Distribution Payment Date. Except as provided above, the Corporation will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Preferred for which a notice of redemption has been given.

     (d) Mandatory Redemption. The Corporation shall redeem for cash all outstanding shares of Series A Preferred on April 15, 2008 at a price of $25.00 per Series A Preferred, plus accumulated and unpaid distributions to the redemption date.

     (e) Procedures for Redemption.

     (i) Notice of redemption pursuant to the Cash Redemption Right shall be (a) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date; and (b) mailed, not less than 30 nor more than 60 days prior to the Redemption Date, to each holder of record of shares of Series A Preferred to be redeemed, notifying such holder of the Corporation's election to redeem such shares. Notice of redemption pursuant to the Share Redemption Right shall be given not more than four business days after the date on which the Corporation issues the Press Release to each holder of record of the shares of Series A Preferred to be redeemed. Such notice shall be provided by mail at such holder's address as the same appears on the stock transfer records of the Corporation, or by publication in a newspaper of general circulation in the City of New York. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such

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redemption to the holders of the shares of Series A Preferred to be redeemed. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred except as to the holder to whom notice was defective or not given.

     (ii) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred may be listed or admitted to trading, such notice shall state: (i) the Redemption Date, (ii) with respect to the Cash Redemption Right, the case redemption price per share of Series A Preferred and, with respect to the Share Redemption Right, the number of shares of Common Stock to be issued with respect to each share of Series A Preferred, (iii) the number of shares to be redeemed (and, if fewer than all the shares of Series A Preferred are to be redeemed from such holder, the number of shares to be redeemed from such holder), (iv) the place or places where certificates for such shares of Series A Preferred are to be surrendered for payment of the redemption price in cash, with respect to the Cash Redemption Right, and in certificates representing Common Stock with respect to the Share Redemption Right, (v) that distributions on the shares to be redeemed will cease to accumulate on such Redemption Date and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate.

     (iii) On or after the Redemption Date, each holder of shares of Series A Preferred to be redeemed shall present and surrender the certificates representing his shares of Series A Preferred to the Corporation at the place designated in the notice of redemption and thereupon the redemption price (in cash or Common Stock, as applicable) of such shares shall be paid to or on the order of the person whose name appears on such certificate representing shares of Series A Preferred as the owner thereof and each surrendered certificate shall be canceled. If fewer than all the shares represented by any such certificate representing shares of Series A Preferred are to be redeemed, a new certificate shall be issued representing the unredeemed shares.

     (iv) From and after the Redemption Date (unless the Corporation defaults in payment of the redemption price), all distributions on the shares of Series A Preferred designated for redemption in such notice shall cease to accumulate and all rights of the holders thereof, except the right to receive the redemption price thereof (including all accumulated and unpaid distributions up to the Redemption Date), shall cease and terminate and such shares shall not thereafter be transferred (except with the consent of the Corporation) on the Corporation's books, and such shares shall not be deemed to be outstanding for any purpose whatsoever. At its election, the Corporation, prior to a Redemption Date, may irrevocably deposit the redemption price (including accumulated and unpaid distributions) of the Series A Preferred so called for redemption in trust for the holders thereof with a bank or trust company, in which case the redemption notice to holders of the shares of Series A Preferred to be redeemed shall (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than the Redemption Date) against payment of the redemption price (including all accumulated and unpaid distributions to the Redemption Date). At the close of business on a Redemption Date relating to the Share Redemption Right, each holder of shares of Series A Preferred to be so redeemed (unless the Corporation defaults in the delivery of the shares of

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Common Stock payable on such Redemption Date) shall be deemed to be the record holder of the number of shares of Common Stock into which such shares of Series A Preferred are to be so redeemed, regardless of whether such holder has surrendered the certificates representing the shares of Series A Preferred. Any monies or Common Stock so deposited which remain unclaimed by the holders of Series A Preferred at the end of two years after the Redemption Date shall be returned by such bank or trust company to the Corporation.

     (f) Status of Redeemed Shares. Any shares of Series A Preferred that shall at any time have been redeemed shall, after such redemption, have the status of authorized by unissued Preferred Stock, without designation as to series until, such shares are once more designated as part of a particular series by the Board.

     (g) No Fractional Shares. No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon redemption of a share of Series A Preferred pursuant to the Corporation's Share Redemption Right. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the redemption of a share of Series A Preferred, the Corporation shall pay to the holder of such Series A Preferred an amount in cash in respect of such fractional interest (computed to the nearest cent) based upon the Current Market Price of Common Stock on the Trading Day immediately preceding the Redemption Date. If more than one share of Series A Preferred shall be surrendered for redemption at one time by the same holder, the number of full shares of Common Stock issuable upon redemption thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred so surrendered.

     (h) Shares of Common Stock Issuable Upon Redemption. The Corporation covenants that any shares of Common Stock issued upon redemption of the Series A Preferred shall be validly issued, fully paid and non-assessable.

(6) Voting Rights.

     (a) Holders of the Series A Preferred shall not have any voting rights, except as provided by law and as described below.

     (b) Whenever distributions on any shares of Series A Preferred shall be in arrears for six or more quarterly periods (a "Preferred Distribution Default"), the holders of such shares of Series A Preferred (voting separately as a class with all other equity securities ranking on a parity with the Series A Preferred as to distributions and upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation upon which like voting rights have been conferred and are exercisable ("Parity Preferred Stock")) shall be entitled to vote for the election of a total of two additional directors of the Corporation (the "Preferred Stock Directors") who shall each be elected for one-year terms. Such election shall be held at a special meeting called by the holders of record of at least 20% of the outstanding shares of Series A Preferred or the holders of shares of any other series of Parity Preferred Stock so in arrears (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of shareholders) or, if the request for a special meeting is received by the Corporation less than 90 days before the date fixed for the next annual or special meeting of the shareholders, at the next annual or special meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on such shares of Series A Preferred for the past distribution periods and the distribution for the then current distribution period shall have been fully paid or authorized and a sum sufficient for the payment thereof set aside for payment in full. In such cases, the entire Board of Directors of the Corporation shall be increased by two directors.

     (c) If and when all accumulated distributions and the distribution for the current distribution period on the Series A Preferred shall have been paid in full or set aside for payment in full, the holders of shares of Series A Preferred shall be divested of the voting rights set forth in Section 6(b) herein (subject to revesting in the event of each and every Preferred Distribution Default) and, if all accumulated distributions and the distribution for the current distribution period have been paid in full or set aside for payment in full on all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable, the term of office of each Preferred Stock Director so elected shall terminate. So long as a Preferred Distribution Default shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office, or if there is no such remaining director, by vote of holders of a majority of the outstanding shares of Series A Preferred and any other such other series of Parity Preferred Stock voting as a single class. Any Preferred Stock Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding shares of Series A Preferred when they have the voting rights set forth in Section 6(b) (voting separately as a class with all other series of Parity Preferred Stock upon which like voting rights have been conferred and are exercisable). The Preferred Stock Directors shall each be entitled to one vote per director on any matter presented to the Board.

     (d) So long as any shares of Series A Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of Series A Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any equity securities ranking prior to Series A Preferred with respect to the payment of distributions or the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation or reclassify any authorized stock of the Corporation into any such equity securities, or create, authorize or issue any obligation or security convertible or exchangeable into or evidencing the right to purchase any such stock; or (ii) amend, alter or repeal the provisions of the Charter or these Articles Supplementary, whether by merger or consolidation (an "Event") or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as Series A Preferred remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an Event, the Corporation may not be the surviving entity and such surviving entity may thereafter be the issuer of the Series A Preferred, the occurrence of any such Event shall not be deemed to materially adversely affect such rights, preferences, privileges or voting powers of holders of Series A Preferred; and provided further that (x) any increase in the amount of the authorized shares of Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of Series A Preferred or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred with respect to payment of distributions and the distribution of assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (e) The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred shall have been converted, redeemed or called for redemption upon proper notice and sufficient funds or shares of Common Stock, as applicable, shall have been deposited in trust to effect such redemption.

(7) Conversion.

     (a) Subject to the restrictions on transfer and ownership referenced in
Article VII of the Charter, any number of whole (but not fractional) shares of Series A Preferred shall be convertible at any time, at the option of the holders thereof, into fully paid and non-assessable shares of Common Stock at a conversion price of $____ per share of Common Stock (equivalent to a conversion rate of ___ shares of Common Stock for each share of Series A Preferred), subject to adjustment as described in Section 7(f) herein (the "Conversion Price"), provided, however, that the right to convert shares of Series A Preferred called for redemption pursuant to Section 5 shall terminate at the close of business on the Redemption Date, unless the Corporation shall default in making payment of the redemption price.

     (b) To exercise the conversion right, the holder of shares of Series A Preferred to be converted shall surrender the certificate representing such shares, duly endorsed or assigned to the Corporation or in blank, at the principal office of the Transfer Agent accompanied by written notice to the Corporation that the holder thereof elects to convert such shares of Series A Preferred. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series A Preferred are registered, in which case the Corporation shall bear the related taxes, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

     (c) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred shall have been surrendered and such notice (and if applicable, payment of an amount equal to the distribution payable on such shares) received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such conversion shall be at the Conversion Price in effect at such time and on such date unless the stock transfer books of the Corporation shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares have been surrendered and such notice received by the Corporation.

    (d) Holders of shares of Series A Preferred at the close of business on a Distribution Record Date shall be entitled to receive the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the conversion of such shares following such Distribution Record Date and prior to such Distribution Payment Date. However, certificates representing shares of Series A Preferred surrendered for conversion during the period between the close of business on any Distribution Record Date and ending with the opening of business on the corresponding Distribution Payment Date (except shares converted after the issuance of a notice of redemption with respect to a Redemption Date during such period or coinciding with such Distribution Payment Date) shall be accompanied by payment of an amount equal to the distribution payable on such shares on such Distribution Payment Date. A holder of shares of Series A Preferred on a Distribution Record Date who (or whose transferee) tenders any such shares for conversion into shares of Common Stock on such Distribution Payment Date shall receive the distribution payable by the Corporation on such shares of Series A Preferred Stock on such date, and the converting holder need not include payment of the amount of such distribution upon surrender of certificates representing such shares of Series A Preferred for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid distributions, whether or not in arrears, on converted shares or for distribution on the shares of Common Stock that are issued upon such conversion.

          As promptly as practicable after the surrender of certificates for shares of Series A Preferred as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares in accordance with the provisions of this Section 7, and any fractional interest in respect of a share of Common Stock arising upon such conversion shall be settled as provided in subsection (e) of this Section 7.

    (e) No fractional share of scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred. Instead of any fractional interest in a share of Common Stock that would otherwise be deliverable upon the conversion of a share of Series A Preferred, the Corporation shall pay to the holder of such share an amount in cash in respect of such fractional interest based upon the Current Market Price of a share of Common Stock on the Trading Day immediately preceding the date of conversion. If more than one share of Series A Preferred, shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred so surrendered.

(f)   Conversion Price Adjustments.

      The Conversion Price shall be adjusted from time to time as follows:

      (i) If the Corporation shall after the date on which shares of Series A Preferred are first issued (the "Issue Date") (A) pay or make a distribution to holders of its equity securities in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, (C) combine its outstanding shares of Common Stock into a small number of shares or (D) issue any shares of stock by reclassification of its Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution or at the opening of business on the day following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series A Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred been converted immediately prior to the record date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subsection
(i) shall become effective immediately after the opening of business on the day next following the record date (except as provided in subsection (j) below) in the case of a distribution and shall become effective immediately after the opening of business on the day next following the effective date in the case of a subdivision, combination or reclassification.

      (ii) If the Corporation shall issue after the Issue Date rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less than the Fair Market Value per share of Common Stock on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the day next following such record date shall be adjusted to equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the opening of business on the day following the date fixed for such determination by (II) a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of shares that the aggregate proceeds to the Corporation from the exercise of such rights, options or warrants for shares of Common Stock would purchase at such Fair Market Value, and the denominator of which shall be the sum of (A) the number of shares Common Stock outstanding on the close of business on the date fixed for such determination and (B) the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in subsection (j) below). In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase Common Stock at less than the Fair Market Value, there shall be taken into account any consideration received by such holders upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by the Corporation's Chief Executive Officer or the Board.


      (iii) If the Corporation shall distribute to all holders of its Common Stock any equity securities of the Corporation (other than Common Stock) or evidence of its indebtedness or assets (excluding cash distributions paid out of the total equity applicable to Common Stock distributions paid out of the total equity applicable to Common Stock, including revaluation equity, less the amount of stated capital attributable to shares of Common Stock, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the distribution) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Stock entitling them to subscribe for or purchase Common Stock, which rights, options and warrants are referred to in and treated under subsection (ii) above) (any of the foregoing being hereinafter in this subsection (iii) called the "Securities"), then in each case the

Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (I) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (II) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the then fair market value (as determined by the Corporation's Chief Executive Officer or the Board, whose determination shall be conclusive) of the portion of the equity securities or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one share of Common Stock, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except a provided in subsection (j) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subsection (iii), the distribution of a Security, which is distributed not only to the holders of Common Stock on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each share of Common Stock delivered to a person converting a share of Series A Preferred after such determination date, shall not require an adjustment of the conversion Price pursuant to this subsection
(iii); provided that on the date, if any, on which a person converting a share of Series A Preferred would no longer be entitled to receive such Security with a share of Common Stock (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subsection (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).


       (iv) If (I) the Corporation shall make cash distributions to all holders of its Common Stock (excluding any cash portion of distributions referred to in subsection (iii) above) which, when combined with (A) all such all-cash distributions made within the preceding 12 months in respect of which no adjustment has been made, plus months in respect of which no adjustment has been made, plus months in respect of which no adjustment has been made, plus (B) the amount by which any cash and the fair market value, as of the relevant expiration date, of other consideration payable in respect of any tender offers by the Corporation for Common Stock expired within the preceding 12 months in respect of which no adjustment has been made exceeds the Current Market Price of the Common Stock acquired in such tender offers, exceeds 15% of the Company's market capitalization (being the product of the then Current Market Price of the Common Stock times the number of shares of Common Stock then outstanding) on the record date for such distribution (the amount by which such cash distributions, when combined with (A) plus (B) above exceeds such 15% of such market capitalization being referred to herein as the "Excess Cash Amount"), or (II) a tender offer made by the Corporation or any subsidiary for all or any portion of the shares of Common Stock shall expire and such tender offer shall require payment to shareholders of aggregate consideration having a fair market value which, when combined with (C) the aggregate of the amount by which the cash plus the fair market value, as of the expiration of such tender offer, of other consideration payable in respect of any other tender offer by the Corporation or any subsidiary for all or any portion of the shares of Common Stock expiring within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this subsection (f)(iv) has been made exceeds the Current Market Price of the Common Stock acquired in such tender offer, plus
(D) the aggregate amount of any distributions to all holders of Common Stock made exclusively in cash within the

12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to clause (I) above has been made, exceeds 15% of the product of the Current Market Price per share of the Common Stock as of the last time tenders could have been made pursuant to such tender offer times the number of shares of Common Stock outstanding (including tendered shares) (the amount by which such aggregate consideration, when combined with (C) plus (D) above, exceeds such 15% of such product being referred to herein as the "Excess Tender Amount"), then in each case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (Y) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (Z) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below less the Excess Cash Amount, if any, and the Excess Tender Amount, if any, and the denominator of which shall be the Fair Market Value per share of Common Stock on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the business day next following (except as provided in subsection
(j) below) the record date for the determination of shareholders entitled to receive such distribution, or the expiration date of such tender offer, as the case may be.

         (v) No adjustment in the Conversion Price shall be required unless such adjustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 7(other than this subsection (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Stock. Notwithstanding any other provisions of this
Section 7, the Corporation shall not be required to make any adjustment of the Conversion Price for the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of distributions or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Common Stock under such plan. All calculations under this Section 7 shall be made to the nearest cent with ($.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this subsection (f) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this subsection (f), as it in its discretion shall determine to be advisable in order that any share distributions, subdivision of shares, reclassification or combination of shares, distribution of rights, options or warrants to purchase shares or securities, or a distribution of other assets (other than cash distributions) hereafter made by the Corporation to its shareholders shall not be taxable.


      (g) If the Corporation shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, self tender offer for all or substantially all of the shares of Common Stock, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock and excluding any transaction as to which subsection (f)(i) of this
Section 7 shall apply) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive shares, stock, securities or other property (including cash or any combination thereof), each share of Series A Preferred, if convertible after the consummation of the Transaction, which is not converted into the right to receive shares, stock, securities or other property in connection with such Transaction shall thereafter be convertible into the kind and amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Series A Preferred was convertible immediately prior to such Transaction, assuming such holder of Common Stock (i) is not a Person with which the Corporation consolidated or into which the Corporation merged into the Corporation or to which such sale or transfer was made as the case may be (a "Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of the election, if any, as to the kind or amount of shares, stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction (each a "Non-Electing Share") (provided that if the kind and amount of shares stock, securities and other property (including cash or any combination thereof) receivable upon consummation of such Transaction is not the same for each Non-Electing Share, the kind and amount receivable by each Non-Electing Share shall be deemed to be the kind and amount receivable per share by a plurality of the Non-Electing Shares). The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this subsection (g), and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred that will contain provisions enabling the holders of the share of Series A Preferred that remain outstanding after such Transaction to convert into the consideration received by holders of Common Stock at the Conversion Price in effect immediately prior to such Transaction. The provisions of this subsection (g) shall similarly apply to successive Transactions.

    (h)  If:

         (i) the Corporation shall declare a distribution on the Common Stock (other than in cash out of the total equity applicable to shares of Common Stock, including revaluation equity, less the amount of stated capital attributable to shares of Common Stock, determined on the basis of the most recent annual consolidated cost basis and current value basis and quarterly consolidated balance sheets of the Corporation and its consolidated subsidiaries available at the time of the declaration of the distribution) or there shall be a reclassification, subdivision or combination of Common Stock; or

         (ii) the Corporation shall authorize the granting to the holders of the Common Stock of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

         (iii) the Corporation shall authorize the payment of any Excess Cash Amount or Excess Tender Amount; or


         (iv) there shall be any reclassifications of the Common Stock (other than an event to which subsection (f)(i) of this Section 7 applied) or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or a statutory share exchange involving the conversion or exchange of Common Stock into securities or other property, or a self tender offer by the Stock for all or substantially all of its outstanding Common Stock, or the sale or transfer of all or substantially all of the assets of the Corporation as an entity and for which approval of any stockholder of the Corporation is required; or

       (v) there shall occur the voluntary or involuntary liquidation, dissolution or winding up of the Corporation,

       then the Corporation shall cause to be filed with the Transfer Agent and shall cause to mailed to the holders of the Series A Preferred at their addresses as shown on the stock transfer records of the Corporation, as promptly as possible, but at least 15 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such distribution or rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, subdivision, combination, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reclassification, subdivision, combination, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7.

        (i) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the effective date such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each shares of Series A Preferred at such holder's last address as shown on the stock transfer records of the Corporation.

        (j) In any case in which subsection (f) of this Section 7 provides that an adjustment shall become effective on the date next following the record date for an event, the Corporation may defer until the occurrence of such event (A) issuing to the holder of any shares of Series A Preferred converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) fractionalizing any shares of Series A Preferred and/or paying to such holder any amount of cash in lieu of any fraction pursuant to subsection (e) of this Section 7.


        (k) There shall be no adjustment of the Conversion Price in case of the issuance of any equity securities of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one subsection of this Section

7, only one adjustment shall be made, and such adjustment shall be the amount of adjustment that has the highest absolute value.


        (l) If the Corporation shall take any action affecting the Common Stock, other than action described in this Section 7, that in the opinion of the Board would materially adversely affect the conversion rights of the holders of the Series A Preferred, the Conversion Price for the Series A Preferred may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board, in its sole discretion, may determine to be equitable in the circumstances.


        (m) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock, for the purpose of effecting conversion of the Series A Preferred, the full number of shares of Common Stock deliverable upon the conversion of all outstanding shares of Series A Preferred not theretofore converted. For purposes of this subsection (m), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series A Preferred shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

             The Corporation covenants that any shares of Common Stock issued upon conversion of the Series A Preferred shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the shares of Common Stock deliverable upon conversion of the Series A Preferred, the Corporation will take any action that, in the opinion of its counsel, may be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

             Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series A Preferred, the Corporation shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by any governmental authority.

        (n) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Stock or other securities or property on conversion or redemption of the Series A Preferred pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Stock or other securities or property in a name other than that of the record holder of the Series A Preferred to be converted or redeemed, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or established, to the reasonable satisfaction of the Corporation, that such tax has been paid.

(8) Ownership Limitations. Notwithstanding Article VII of the Articles, the provisions of this Section 8 shall apply with respect to the limitations on the ownership and acquisition of shares of Series A Preferred.

   (a) Restriction on Ownership and Transfer.

       (i) Except as provided in Section 8(h), no Person shall Acquire any shares of Series A Preferred if, as the result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Series A Preferred in excess of the Ownership Limit;

       (ii) Except as provided in Section 8(h), no Person shall Beneficially Own or Constructively Own any shares of Series A Preferred such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of the Aggregate Stock Ownership Limit;

        (iii) Except as provided in Section 8(h), any Acquisition (whether or not such Acquisition is the result of a transaction entered into through the facilities of the New York Stock Exchange, Inc. (the "NYSE")) that, if effective, would result in any Person Beneficially Owning Series A Preferred in excess of the Ownership Limit shall be void Series A ab initio as to the Acquisition of such Series A Preferred which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series A Preferred;

        (iv) Except as provided in Section 8(h), any Acquisition (whether or not such Acquisition is the result of a transaction entered into through the facilities of the NYSE) that, if effective, would result in any Person Constructively Owning Series A Preferred in excess of the Ownership Limit shall be void ab initio as to the Acquisition of such Series A Preferred which would be otherwise Constructively Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Series A Preferred; and

        (v) Notwithstanding any other provisions contained in this Section 8, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) or other event that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or would otherwise result in the Corporation failing to qualify as a REIT (including, but not limited to, a Transfer other event that would result in the Corporation owning (directly or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code) shall be void ab initio as to the Transfer of the Series A Preferred or other event which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or would otherwise result in the Corporation failing to qualify as a REIT; and the intended transferee or owner or Constructive or Beneficial Owner shall acquire or retain no rights in such Series A Preferred.


     (b) Conversion Into and Exchange For Series A Excess Preferred. If, notwithstanding the other provisions contained in this Section 8, at any time after the date of the Issue Date, there is a purported Transfer or Acquisition (whether or not such Transfer or Acquisition is the result of a transaction entered into through the facilities of the NYSE), change in the capital structure of the Corporation or other event such that one or more of the restrictions on ownership and transfers described in Section 8(a), above, has been violated, then the Series A Preferred being Transferred or Acquired (or in the case of an event other than a Transfer or Acquisition, the Series A Preferred owned or Constructively Owned or Beneficially Owned or, if the next sentence applies, the Series A Preferred identified in the next sentence) which would cause one or more of the restrictions on ownership or transfer to be violated (rounded up to the nearest whole share) shall be automatically converted into an equal number of shares of Series A Excess Preferred. If at any time of such purported Transfer or Acquisition any of the shares of the Series A Preferred are then owned by a depositary to permit the trading of beneficial interests in fractional shares of Series A Preferred, then shares of Series A Preferred that shall be converted to Series A Excess Preferred shall be first taken from any Series A Preferred that is not in such depositary that is Beneficially Owned or Constructively Owned by the Person whose Beneficial Ownership or Constructive Ownership would otherwise violate the restrictions of
Section 8(a) prior to converting any shares in such depositary. Any conversion pursuant to this subparagraph shall be effective as of the close of business on the Business Day prior to the date of such Transfer or other event.

     (c) Remedies For Breach. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 8(a) or that a Person intends to Transfer or Acquire, has attempted to Transfer or Acquire or may Transfer or Acquire direct ownership, beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of Section 8(a), the Board of Directors or its designees shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition or other event, including, but not limited to, causing the Corporation to purchase such shares upon the terms and conditions specified by the Board of Directors in its sole discretion, refusing to give effect to such Transfer, Acquisition or other event on the books of the Corporation or instituting proceedings to enjoin such Transfer, Acquisition or other event; provided, however, that any Transfer or Acquisition (or, in the case of events other than a Transfer or Acquisition, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section 8(a) shall automatically result in the conversion described in Section 8(b), irrespective of any action (or non-action) by the Board of Directors.

     (d) Notice of Restricted Transfer. Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series A Preferred in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series A Excess Preferred results under the provisions of these Articles, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT.

     (e) Owners Required To Provide Information. From and after the Issue Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Series A Preferred and each Person (including the stockholder of record) who is holding Series A Preferred for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

     (f) Remedies Not Limited. Nothing contained in this Section 8 (but subject to Section 8(l)) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

     (g) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 8, including any definition contained in Section 9, the Board of Directors shall have the power to determine the application of the provisions of this Section 8 with respect to any situation based on the facts known to it (subject, however, to the provisions of Section 8(l)).

     (h) Exceptions.

         (i) Subject to Section 8(a)(iv), the Board of Directors, in its sole and absolute discretion, with the advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Acquiring Series A Preferred in excess of the Ownership Limit or Beneficially Owning Series A Preferred in excess of the Aggregate Stock Ownership Limit if such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Acquisition or Beneficial Ownership of such Series A Preferred will violate the Ownership Limit or Beneficially Owning Series A Preferred in excess of the Aggregate Stock Ownership Limit, as the case may be, and such Person agrees that any violation of such representations or undertaking (or other action which is contrary to the restrictions contained in this Section 8) or attempted violation will result in such Series A Preferred being exchanged for Series A Excess Preferred in accordance with Section 8(b).

         (ii) Subject to Section 8(a)(iv), the Board of Directors, in its sole and absolute discretion, with advice of the Corporation's tax counsel, may exempt a Person from the limitation on a Person Constructively Owning or Acquiring Series A Preferred in excess of the Ownership Limit or Beneficially Owning or Acquiring Series A Preferred in excess of the Aggregate Stock Ownership Limit if such Person does not and represents that it will not own, directly or constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9% interest (as set forth in Section 856(d)(2)(B) of the Code) in a tenant of the Corporation and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact and such Person agrees that any violation or attempted violation will result in such Series A Preferred in excess of the Ownership Limit or Beneficially Owning Series A Preferred in excess of the Aggregate Stock Ownership Limit being exchanged for Series A Excess Preferred in accordance with Section 8(b).

         (iii) Prior to granting any exception pursuant to Section 8(h)(i) or 8(h)(ii), the Board of Directors may require a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors, in its sole discretion as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; provided, however, that obtaining a favorable ruling or opinion shall not be required for the Board of Directors to grant an exception hereunder.

     (i) Legend. Each certificate for Series A Preferred shall bear substantially the following legend:

         "The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section 2-211(b) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemptions of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation including all amendments and supplements thereto (the "Charter"), a copy of which will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

         "The securities represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Acquire any shares of Series A Preferred if, as a result of such Acquisition, such Person shall Beneficially Own or Constructively Own shares of Series A Preferred in excess of 20% of the outstanding Series A Preferred of the Corporation or (ii) Beneficially Own or Constructively Own any shares of Series A Preferred such that such Person would Beneficially Own or Constructively Own Capital Stock in excess of 9% in value of the aggregate of the outstanding shares of Capital Stock of the Corporation. Any Person who Acquires or attempts to Acquire or Beneficially Owns or Constructively Owns shares of Series A Preferred in excess of the aforementioned limitations, or any Person who is or attempts to become a transferee such that Series A Excess Preferred would result under the provisions of the Charter, shall immediately give written notice or, in the event of a proposed or attempted Transfer, give at least 15 days prior written notice to the Corporation of such event and shall provide to the Corporation such other information as it may request in order to determine the effect of any such Transfer on the corporation's status as a REIT. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, a copy of which, including the restrictions on transfer, will be sent to any stockholder on request and without charge. Transfers in violation of the restrictions described above shall be void ab initio. If the restrictions on ownership and transfer are violated, the securities represented hereby will be designated and treated as shares of Series A Excess Preferred which will be held in trust by the Corporation. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Charter, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests. Such request must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent."

     (j) Severability. If any provision of this Section 8 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

     (k) Series A Excess Preferred.

         (i) Ownership In Trust. Upon any purported Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the NYSE) that results in the issuance of Series A Excess Preferred pursuant to Section 8(b), such Series A Excess Preferred shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Series A Excess Preferred may later be transferred pursuant to Section 8(k)(v). Series A Excess Preferred so held in trust shall be issued and outstanding shares of stock of the Corporation. The Purported Record Transferee shall have no rights in such Series A Excess Preferred except the right to designate a transferee of such Series A Excess Preferred upon the terms specified in Section 8(k)(v). The Purported Beneficial Transferee shall have no rights in such Series A Excess Preferred except as provided in this Section 8.

         (ii) Dividend Rights. Series A Excess Preferred will be entitled to dividends and distributions authorized and declared with respect to the Series A Preferred from which the Series A Excess Preferred was converted and will be payable to the Trustee of the Trust in which such Series A Excess Preferred is held, for the benefit of the Charitable Beneficiary. Dividends and distributions will be authorized and declared with respect to each share of Series A Excess Preferred in an amount equal to the dividends and distributions authorized and declared on each share of Series A Preferred from which the Series A Excess Preferred was converted. Any dividend or distribution paid prior to the discovery by the Corporation that Series A Preferred has been transferred in violation of the provisions of the Articles shall be repaid by the Purported Record Transferee to the Trustee upon demand. The Corporation shall rescind any dividend or distribution authorized and declared but unpaid as void ab initio with respect to the Purported Record Transferee, and the Corporation shall pay such dividend or distribution when due to the Trustee of the Trust for the benefit of the Charitable Beneficiary.

         (iii) Conversion Rights. Holders of shares of Series A Excess Preferred shall not be entitled to convert any shares of Series A Excess Preferred into shares of Common Stock. Any conversion made prior to the discovery by the Corporation that shares of Series A Preferred have been converted into Series A Excess Preferred shall be void ab initio and the Purported Record Transferee shall return the shares of Common Stock into which the Series A Preferred was converted upon demand to the Corporation for reconversion into Series A Preferred and deposit into the Trust.

         (iv) Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any other distribution of all or substantially all of the assets of the Corporation, each holder of shares of Series A Excess Preferred shall be entitled to receive, in the case of Series A Excess Preferred converted from Series A Preferred, ratably with each other holder of Series A Preferred and Series A Excess Preferred converted from Series A Preferred, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of the Series A Excess Preferred held by such holder bears to the total number of shares of Series A Preferred and Series A Excess Preferred then outstanding (in the case of Series A Excess Preferred converted from Series A Preferred).

         Any liquidation distributions to be distributed with respect to Series A Excess Preferred shall be distributed in the same manner as proceeds from the sale of Series A Excess Preferred are distributed as set forth in Section 8(k)(v).

     (v) Non-Transferability of Excess Stock. Series A Excess Preferred shall not be transferable. In its sole discretion, the Trustee of the Trust may transfer the interest in the Trust representing shares of Series A Excess Preferred to any Person if the shares of Series A Excess Preferred would not be Series A Excess Preferred in the hands of such Person. If such transfer is made, the interest of the Charitable Beneficiary in the Series A Excess Preferred shall terminate and the proceeds of the sale shall be payable by the Trustee to the Purported Record Transferee and the Charitable Beneficiary as herein set forth. The Purported Record Transferee shall receive from the Trustee the lesser of (i) the price paid by the Purported Record Transferee for its shares of Series A Preferred that were converted into Series A Excess Preferred or, if the Purported Record Transferee did not give value for such shares (e.g. the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which such shares of Series A Excess Preferred were converted for the ten trading days immediately preceding such sale or gift, and (ii) the price received by the Trustee from the sale or other disposition of the Series A Excess Preferred held in trust. The Trustee may reduce the amount payable to the Purported Record Transferee by the amount of dividends and distributions which have been paid to the Purported Record Transferee and are owed by the Purported Record Transferee to the Trustee pursuant to Section 8(k)(i). Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid by the Trustee to the Charitable Beneficiary. Upon such transfer of an interest in the Trust, the corresponding shares of Series A Excess Preferred in the Trust shall be automatically exchanged for an equal number of shares of Series A Excess Preferred and such shares of Series A Excess Preferred shall be transferred of record to the transferee of the interest in the Trust if such shares of Series A Excess Preferred would not be Series A Excess Preferred in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Corporation must have waived in writing its purchase rights under Section 8(k)(vii).

     (vi) Voting Rights for Series A Excess Preferred. Any vote cast by a Purported Record Transferee of Series A Excess Preferred prior to the discovery by the Corporation that Series A Preferred has been transferred in violation of the provisions of these Articles shall be void ab initio. While the Series A Excess Preferred is held in trust, the Purported Record Transferee will be deemed to have given an irrevocable proxy to the Trustee to vote the shares of Series A Preferred which have been converted into shares of Series A Excess Preferred for the benefit of the Charitable Beneficiary.

     (vii) Purchase Rights in Series A Excess Preferred. Notwithstanding the provisions of Section 8(k)(v), shares of Series A Excess Preferred shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that required the issuance of such Series A Excess Preferred (or, if the Transfer or other event that resulted in the issuance of Series A Excess Preferred was not a transaction in which the Purported Beneficial Transferee gave full value for such Series A Excess Preferred, a price per share equal to the Market Price on the date of the purported Transfer or other event that resulted in the issuance of Series A Excess Preferred) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety
(90) days after the later of (i) the date of the Transfer or other event which resulted in the issuance of such shares of Series A Excess Preferred and (ii) the date the Board of Directors determines in good faith that a Transfer or other event resulting in the issuance of shares of Series A Excess Preferred has occurred, if the

Corporation does not receive a notice of such Transfer or other event pursuant to Section 8(d). The Corporation may appoint a special trustee of the Trust for the purpose of consummating the purchase of Series A Excess Preferred by the Corporation. In the event that the Corporation's actions cause a reduction in the number of shares of Series A Preferred outstanding and such reduction results in the issuance of Series A Excess Preferred, the Corporation is required to exercise its option to repurchase such shares of Series A Excess Preferred if the Beneficial Owner notifies the Corporation that it is unable to sell its rights to such Series A Excess Preferred. (l) Settlement. Nothing in this Section 8 shall preclude the settlement of any transaction entered into through facilities of the NYSE.

(9) Definitions.

     "Acquire". The term "Acquire" shall mean the acquisition of Beneficial Ownership or Constructive Ownership of shares of Preferred Equity Stock by any means including, without limitation, a Transfer, the exercise of or right to exercise any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquiror would be considered a Beneficial Owner or Constructive Owner, as defined below and shall not include Beneficial Ownership or Constructive Ownership that does not result from an acquisition. The term "Acquisition" shall have the correlative meaning.

     "Aggregate Stock Ownership Limit". The term "Aggregate Stock Ownership Limit" shall mean not more than 9% in value of the aggregate of the outstanding shares of Capital Stock. The number and value of shares of the outstanding shares of Capital Stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes thereof.

     "Beneficial Ownership". The term "Beneficial Ownership" shall mean ownership of Series A Preferred or Series A Excess Preferred by a Person who is or would be treated as an owner of such Series A Preferred or Series A Excess Preferred either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

     "Business Day". The term "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

     "Capital Stock". The term "Capital Stock" shall mean all classes of series of stock of the Corporation, including, without limitation, Common Equity and Preferred Equity Stock.

     "Charitable Beneficiary". The term "Charitable Beneficiary" shall mean a beneficiary of the Trust as determined pursuant to Section 8(k).

     "Common Equity". The term "Common Equity" shall mean all shares now or hereafter authorized of any class of common stock of the Corporation, including the Common Stock, and any other stock of the Corporation, howsoever designated, authorized after the Initial Issue Date, which has the right (subject always to prior rights of any class or series of preferred stock) to participate in the distribution of the assets and earnings of the Corporation without limit as to per share amount.

     "Constructive Ownership". The term "Constructive Ownership" shall mean ownership of Series A Preferred or Series A Excess Preferred by a Person who is or would be treated as an owner of such Series A Preferred or Series A Excess Preferred either directly or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

     "Current Market Price" of publicly traded Common Stock or any other equity security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such security is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by Nasdaq or, if bid and asked prices for such security on such day shall not have been reported through Nasdaq the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the Corporation's Chief Executive Officer or the Board of Directors of the Corporation.

     "Fair Market Value" shall mean the average of the daily Current Market Prices per share of Common Stock during the five consecutive Trading Days selected by the Corporation commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The term "ex-date", when used with respect to any issuance or distribution, means the first day on which the shares of Common Stock trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, for purposes of determining that day's Current Market Price.

     "IRS". The term "IRS" shall mean the United States Internal Revenue
Service.

     "Market Price". The term "Market Price" as to any date shall mean the average of the last sales price reported on the NYSE of Series A Preferred, on the ten trading days immediately preceding the relevant date, or if not then traded on the NYSE, the average of the last reported sales price of the Series A Preferred on the ten trading days immediately preceding the relevant date as reported on any exchange or quotation system over which the Series A Preferred may be traded, of it not then traded over any exchange or quotation system, then the market price of the Series A Preferred on the relevant date as determined in good faith by the Board of Directors.

     "Ownership Limit". The term "Ownership Limit" shall mean not more than 20% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Preferred Equity Stock. The number and value of outstanding shares of Series A Preferred of the Corporation shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

     "Person". The term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participates in a public offering of the Series A Preferred or any interest therein, provided that such ownership by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

     "Preferred Equity Stock." The term "Preferred Equity Stock" shall mean shares of stock that are either Series A Preferred or Series A Excess Preferred.

     "Purported Beneficial Transferee." The term "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Series A Excess Preferred, the purported beneficial transferee or owner for whom the Purported Record Transferee would have acquired or owned shares of Series A Preferred if such Transfer had been valid under Section 8(a) below.

     "Purported Record Transferee". The term "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Series A Excess Preferred Stock, the record holder of the Preferred Equity Stock if such Transfer had been valid under Section 8(a) below.

     "Trading Day" shall mean any day on which the securities in question are traded on the NYSE or, if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted or, if not listed or admitted for trading on any national securities exchange, on the Nasdaq National Market or, if such securities are not quoted on the Nasdaq National Market, in the applicable securities market in which the securities are traded.

     "Transfer". The term "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Preferred Equity Stock, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Preferred Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Preferred Equity Stock), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively Owned (including but not limited to Transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Preferred Equity Stock), and whether by operation of law or otherwise. The term "Transferring" and "Transferred" shall have the correlative meanings.

     "Transfer Agent" means American Stock Transfer & Trust Company, or such other agent or agents of the Corporation as may be designated by the Board of Directors of the Corporation or its designee as the transfer agent for the Series A Preferred.

     "Trust". The term "Trust" shall mean the trust created pursuant to Section 8(k).

     "Trustee". The term "Trustee" shall mean the Person that is appointed by the Corporation pursuant to Section 8(k) to serve as trustee of the Trust, and any successor thereto.

     SECOND: The Series A Preferred have been classified and designated by the Board under the authority contained in the Charter.

     THIRD: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

     FOURTH: These Articles Supplementary shall be effective at the time the State Department of Assessments and Taxation of Maryland accepts these Articles Supplementary for record.

     FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under the seal in its name and on it behalf by its President and attested to be its Secretary of this _____ day of May, 1998.

                                      SL GREEN REALTY CORP.



                                      By:
                                         -------------------------------------
                                         Stephen L. Green
                                         President and Chief Executive Officer



    [SEAL]

    ATTEST:

    -------------------------------
    Benjamin P. Feldman,  Secretary